                                                                Exhibit 99.23(q)

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and trustees of Seasons Series Trust and SunAmerica Series Trust do hereby severally constitute and appoint Gregory N. Bressler, Nori L. Gabert, Donna M. Handel, and Vincent M. Marra or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with any Registration Statement on Form N-1A or Form N-14 and any and all amendments (including post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

         WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature                                                          Title                                           Date
---------                                                          -----                                           ----

/s/ Vincent M. Marra                                             President                                   September 8, 2005
------------------------------------------------        (Principal Executive Officer)
Vincent M. Marra


/s/ Donna M. Handel                                              Treasurer                                   September 8, 2005
------------------------------------------------           (Principal Financial
Donna M. Handel                                           and Accounting Officer)



/s/ Jana W. Greer                                           Trustee and Chairman                             September 8, 2005
------------------------------------------------
Jana W. Greer


/s/ Carl D. Covitz                                                Trustee                                    September 8, 2005
------------------------------------------------
Carl D. Covitz


/s/ Monica C. Lozano                                              Trustee                                    September 8, 2005
------------------------------------------------
Monica C. Lozano


/s/ Allan L. Sher                                                 Trustee                                    September 8, 2005
------------------------------------------------
Allan L. Sher


/s/ Gilbert T. Ray                                                Trustee                                    September 8, 2005
------------------------------------------------
Gilbert T. Ray


/s/ Bruce G. Willison                                             Trustee                                    September 8, 2005
------------------------------------------------
Bruce G. Willison
